REPUBLIC OF ALBANIA

CHAMBER OF NOTARIES OF TIRANA

REP. _______________No.

KOL. _______________No.

SHARE SALE CONTRACT

Today, on July 27, 2012, in front of, the notary public _____________________________________ a member of the Chamber of Notaries Tirana, located at ______________________________________, were presented the following parties :

THE SELLER:

The company “SONORO ENERGY LTD”, a legal entity registered under the laws of British Columbia, with headquarters in 1900-355 Burrard Street, Vancouver BC, V6C, 2G8, Canada, with registration number BC0600692, dated 04 February 2000, represented by decision Board of Directors of the Company by David Little, a shareholder holding 60.000 shares of the company "PETROSONIC ALBANIA" SHA capital, which is a company of the Albanian law, with headquarters in Tirana, in “Ismail Qemali Street”, p.27/1, sh.2, ap.13, with personal Tax Identification Number L01726011S, (hereinafter to be called the seller).

THE PURCHASER

“PETROSONIC ENERGY, INC.” a legal entity registered under the laws of Nevada, with headqurters in 1802 N. Carson Street, Suite 212, Carson City, Nevada 8970, and Registration No. C20120426-0978, dated 11.06.2008, represented under the decision of the Board of Directors of the Company by Mr. Art Agolli, (hereinafter to be called the Purchaser)

In this contract the seller and the purchaser it will be referred to collectively as "Parties" and individually as "Party".

The Parties desire and are willing to enter into this share sale contract as follows:

Article 1

Object of the contract

The object of this contract is the expressed will of the parties, under which:

The seller, “Sonoro Energy Ltd”, which is a shareholder of the company “PETROSONIC ALBANIA” SHA, and legal owner of 60.000 shares with general value of 156.300.000 Albanian Lek (hereinafter AL), under free, complete and frank will, in accordance with Civil Code of the Republic of Albania, the Law 9901 dated 14.04.2008 “For Entrepreneurs and Companies”, and the Statute of the Company, fully transfers these shares to the purchaser “Petrosonic Energy lnc.”, through sale, under this contract.

Sale price

The sale price of 60.000 shares that are transfered by the seller through this contract is 250.000 USD. The purchaser has declared that he has fully paid the above mentioned amount to the seller, outside this office, and the seller declared to have received the full sale price and also declared that there is no claim.

Article 2

The seller declares and warrants that he is the only lawful holder of the shares which will be transferred through this contract in favor of the purchaser, and that they are free of any charge, or any other right in favor of third parties.

The purchaser declares to have assumed all the rights and obligations of the seller, the right to participate in the company gains, from the following fiscal year.

Article 3

Statements and warranties of the seller

The seller gives the following statements and warranties: (hereinafter « the statements and warranties of the seller »):

a)	The legal status and authority

The seller is a shareholder, owner of 60.000 shares of the capital of the company « Petrosonic Albania » sha, which is a company of the Albanian law founded based on the incorporation articles and articles of association dated 24.05.2010 and registered near the National Registration Center, date 26.05.2010 and Personal Tax Identification Number L01726011S. This company operates according to the Albanian law and has no liquidation or bankruptcy proceedings initiated by the company or by third parties.

By signing this Agreement, the Seller undertakes a valid and enforceable obligation against it in accordance with the terms of this Agreement.

Signing and execution of this Agreement shall not affect any applicable law or regulation and does not violate neither any provision of the incorporation articles and articles of association, nor the agreement or any other act that weighs on the society or the seller.

b)	The capital

The company has no equity participation in other companies.

The administrator of the company for 5 years, who exercises the administration powers according to the statute is Mr. Bendis Husi.

c)	Records, accounting documents and books of the Company.

The company has developed accounting documents, records and books of the Company as provided by law (hereinafter "records, accounting documents and books of the company"), including the balance of each fiscal year until the date of signing this Agreement, in detail, to reflect the transactions in which are included the assets.

The meetings of the Shareholder Assembly are held regularly and, for this purpose, the following decisions have been made: (ii) signatures in the registers, accounting documents and books of the Company cited above; (iii) the records, accounting documents and the company books are updated regularly.

The Company has no debit or passive of any kind which are not included in records, accounting documents and books of the Company.

d)	Funding and Dividends

The company has no obligation to pay to any entity, except for shareholders, any part of its earnings (in any form).

e)	Real estate and movable

All assets, as well as movable and immovable property, owned by the Company (or to which the Company has other rights which are in the context of achieving its goal) are free of any mortgage, privilege, lien, or any other rights in favor of third parties, except for what is provided in records, accounting documents and books of the Company.

f)	Contracts

Contracts, unilateral acts and other necessary documents for the operation of the Company, as currently exercised by it, are valid and enforceable. Execution of operations provided for in this Agreement is not a valid reason for their solution, neither the company, nor the relevant parties are not complying with the obligations stipulated in the contract in question or have no reason to require certification of non-fulfillment of obligations by the other party. The company is not bound by any contract pending which may derive greater obligations, which exceed its scope or the delegated powers of the administrators.

g)	Taxes

The company has paid all the tax obligations prescribed by the tax legislation, has filed timely its income statements, and with these deposits, has paid all taxes, and has established appropriate reserves for term payments. As vendors are aware, there are not related to tax debit of the Company that are not regularly reflected in the accounting documents or that were not made known to the competent authorities.

h)	Employees and associates

No associate, including those who are not employees anymore, do not have any claim against the company in relation to termination of employment, and there is no disagreement that has for object claims to reward care or assistance, submitted by collaborators, charged bodies or other entities.

i)	Judicial disputes

The company is not included and is not part of any judicial disputes, actual or potential, raised in national and foreign courts or before the administrative bodies or arbitrary colleges, including checks or proceedings that have the object of tax or administrative responsibility.

j)	Laws and by-laws

The company has not violated any law and / or sub-legal act applicable, including laws and regulations on labor safety, environmental pollution, protection of personal data and it has acted in accordance with all applicable legislation relating to its activity.

k)	Banking relationships

Current accounts are opened at Union Bank, Tirana.

l)	Financing and Warranties

There are no warranties and no funding associated with the Company.

m)	Administrative permits

The company, until the date of signing this Agreement, is in the process of obtaining all the necessary administrative and functional permits for achieving its object.

n)	Industrial and Intellectual Property Rights

The company is the owner of all the necessary rights of industrial and intellectual property, which are functional for achieving its object.

o)	Integrity of the representations and warranties

For as seller is aware, none of his declarations and assurances in this Agreement will constitute any false statement or inaccuracies that make them false or inaccurate.

Article 4

Declarations and Warranties of Buyer

As relevant to this sale contract and not jointly and severally, the buyer, gives the following statements and warranties (hereinafter "the statements and warranties of the Buyer")

a)	violations, and failure effects

Signing and execution of the contract by the buyer does not contradict and is not neither in violation of any law or legal act applicable, nor a judicial measure taken against him.

Article 5

Resign of rights

The seller declared under his personal responsibility, that there is no claim against the company and resigns all rights and obligations that belong to the quality of the shareholder of the company after the signing of this contract.

Article 6

Applicable law

This contract is regulated by the Civil Code of the Republic of Albania, the law No.9901 dated 14.04.2008 "On Entrepreneurs and Corporations", the law 9723 dated 07.05.2007 "On the National Registry Center."

Article 7

Different clauses

After the completion of this transfer by signing this contract, the seller ends completely his ownership of shares in the company "PETROSONIC ALBANIA sha" eventually being removed from it, while the purchaser becomes the legal owner of 60,000 shares. This contract includes the whole relationship between the parties and supersedes all the previous agreements regarding its subject. Various changes or repeal of this contract may be made in writing and must be signed by the parties.

This contract was drafted in Albanian and in English in 4 (four) copies of the same legal value.

The parties having understood the contents of this contract, stating that they agree with the above, and because it expresses their free and full will, is regularly signed in front of me and I, the notary, prove it by law.

THE PARTIES

On Behalf of :		On Behalf of :

Sonoro Energy Ltd		Petrosonic Energy, Inc.

/s/ David Little		/s/ Art Agolli

Signature		Signature

Printed Name :	David Little	Printed Name :	Art Agolli

Title :	Chief Financial Officer	Title :	President